Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141

Actavis Presents Outlook for Continued Long-Term Growth

– 2014 Revenue forecast to be $10+ Billion –

– 2014 non-GAAP EPS forecast to be between $12.60 to $13.10 –

– Enters 2014 with Debt to Adjusted EBITDA ratio below 2.8x –

DUBLIN, IRELAND — Jan. 31, 2014 — Actavis plc (NYSE: ACT), a leading global specialty pharmaceutical company, today provided a detailed look into the company’s newly restructured global commercial operations, expanded pipeline and outlook for continued long-term growth during its fifth annual Investor Meeting in New York.

In conjunction with the meeting, the Company reiterated that it expects 2013 non-GAAP earnings per diluted share to be modestly above the high-end of its previous forecast. The Company expects full year 2014 revenues above $10 billion, and full year 2014 non-GAAP earnings per diluted share to be between $12.60 and $13.10. Please refer to the tables at the end of this press release for a reconciliation of GAAP to non-GAAP projections.

“Today, Actavis stands as a premier, global specialty pharmaceutical company, powered by a strong global commercial presence, unparalleled pipeline, industry-leading supply chain and a strong and flexible financial foundation that is well-positioned for continued long-term growth,” said Paul Bisaro, Chairman and CEO of Actavis. “As we move into the next stage of our Company’s evolution, we are committed to continuing to grow our business in all of the markets and therapeutic categories in which we operate around the world.”

Commercially Strong

Actavis delivered its most successful year ever in 2013, powered by strong performance in the U.S. and across the Company’s global commercial network. Actavis’ global generics business today is positioned in the top 10 in more than 25 markets across the world. 2013 was also another transformative year for Actavis’ specialty brands business, highlighted by the acquisition of Warner Chilcott plc. The combination created the third-largest specialty pharmaceutical business in the U.S. focused on the core therapeutic categories of Women’s Health, Urology, Gastroenterology and Dermatology.

“2013 was a landmark year for Actavis — our first full year operating as a combined company following the combination of Watson and Actavis,” said Siggi Olafsson, President, Actavis Pharma. “With the integration of our two companies completed, we leveraged our newly strengthened global business to drive growth by launching more than 1,000 products around the world, including the key launches of generic versions of Suboxone® tablets, Lidoderm®, Cymbalta® and Zovirax® in the U.S.

“The acquisition of Warner Chilcott more than doubled Actavis’ specialty brands portfolio and delivered an industry leading pipeline with more than 25 products in various stages of development. The combination created a global leader in Women’s Health, bolstered our Urology business, established a platform for continued expansion into the Gastroenterology and Dermatology therapeutic categories and provides the opportunity to introduce a broader portfolio of new products in Actavis’ expanded global footprint.

“With integration now substantially completed — including a restructuring of our U.S. sales organization, the rationalization of R&D projects and personnel and the appointment of new general managers to lead key therapeutic areas in the U.S. — Actavis’ Specialty Brands business is excellently positioned for continued growth in the years ahead.

“Growth during 2013 was driven by the launch of the Warner Chilcott products Delzicol™, Minastrin® 24 Fe and Doryx® 200mg, as well as continued strong sales of core products, including the Rapaflo® and Generess® Fe franchises, which saw double digit prescription growth on a year-over-year basis. We also saw key product approvals in several markets around the world, including Oxytrol® OTC and Crinone® 8% in the U.S., Fibristal™ and LoLo™ in Canada, Rapaflo® in Brazil and Levosert™ in the UK and additional European countries.

“In 2014, we plan to continue our strategy to drive worldwide growth across our global business by improving our position in key markets and further expanding our portfolio. We are committed to optimizing the potential of our global commercial network to deliver the right products, to the right customers in all of our markets around the world.”

Strong R&D Investment Supports Organic Growth Focus

“We saw remarkable execution within our R&D operations, expanding our robust pipeline for the future with more than 750 filings across the globe, including an industry-leading 53 Abbreviated New Drug Applications (ANDAs) filed in the United States, and we believe we confirmed 18 new first-to-file applications last year,” said Fred Wilkinson, President, Actavis Global Research and Development. “We took significant steps to dramatically enhance the number of projects in our U.S. injectable product pipeline and in the inhalation category, and we continue to focus on complementing our development pipeline of solid oral dosage products with more complex modified-release and other dosage forms that enhance our ability to offer distinctive products to our customers around the world, and create sustainable value for our shareholders and our employees.

“Today, our near-term Specialty Brand pipeline includes Levosert in the U.S., which has successfully completed Phase III trials and is expected to have a New Drug Application (NDA) submitted to the FDA in 2014, with a potential launch in 2015. Our development partner filed metronidazole gel 1.3%, with an approval anticipated in 2014. Diafert is in Phase III trials with a filing expected in 2014. We are also continuing to actively pursue biosimilar products internally and through our ongoing collaboration with Amgen, with three products: biosimilar Herceptin®, biosimilar Avastin® and rFSH now in Phase III trials.

Actavis Global Operations

Actavis’ global operations continued their strong and consistent execution in 2013, driving the success of our global business. Anda distribution also had another strong year, with top and bottom-line growth bolstered by increased sales of third-party brand products and higher sales to chain customers.

“With the addition of four new facilities gained through the acquisition of Warner Chilcott, our global manufacturing network now operates more than 30 facilities representing a combined manufacturing capacity of approximately 44 billion units,” said Robert Stewart, President, Actavis Global Operations. “We have enhanced capabilities in modified release solid dosage, semi-solids, transdermals, liquids and injectables, and are responsible for producing more than 1,100 generic products and more than 30 branded products around the world. The addition of Warner Chilcott’s facilities in Puerto Rico also provided us with potentially significant savings by providing a tax-advantaged domain for the registration of new intellectual property.”

“In 2013, we continued to make progress on initiatives to rationalize our supply chain while maintaining operational excellence, announcing expected plant closures and sales at our locations in Lincolnton, North Carolina; Zoetermeer, the Netherlands; Changzhou City, China; and Foshan, China.

In the year ahead, we will look to capitalize on our 2013 investments in information technology, supply chain and quality, shift capital allocation to new technologies and further improve our cost of goods by capturing purchasing synergies. We will also continue to optimize our global manufacturing and distribution network, with our refocused global business structure driving efficiencies across the organization and capitalizing on the most efficient utilization of human and financial resources.”

2014 Financial Outlook

“Actavis is in a strong position to deliver growth and continue generating strong cash flow to support the rapid pay-down of debt,” said R. Todd Joyce, Actavis’ Chief Financial Officer. “We exceeded expectations by ending the year below 2.8x Debt to Adjusted EBITDA, and expect to generate operating cash flow, assuming no major acquisitions, sufficient to further reduce leverage to 2.2x by the end of 2014.”

Actavis estimates total net revenue for 2014 will be over $10.0 billion, including:

•	Total Actavis Pharma segment revenue of approximately $8.7 billion.

•	Total North American Generics revenue of between $3.9 billion and $4.0 billion.

•	Total North American Specialty Brands revenue of between $2.4 billion and 2.5 billion.

•	Total International revenue of between $2.2 billion and $2.3 billion.

•	Total Actavis Pharma adjusted gross margin of between 63% and 66%.

•	Total Actavis Pharma adjusted SG&A as a percent of revenue between 8.5% and 9.5%.

•	Total Anda Distribution segment revenue of approximately $1.5 billion.

•	Gross margin of 11% to 13%.

•	SG&A as a percent of revenue between 8.5% to 9.5%.

•	GAAP R&D is expected to be between $800 million and $850 million.

•	GAAP SG&A is expected to be between $2 billion and $2.1 billion.

•	Adjusted non-GAAP earnings for 2014 is expected to be between $12.60 and $13.10 per diluted share.

•	Adjusted EBITDA for 2014 is expected to be between $3.15 billion and $3.25 billion.

•	Non-GAAP tax rate is expected to be between 16.5 percent and 17.5 percent.

Please refer to the tables at the conclusion of this press release for a reconciliation of non-GAAP items.

“With our newly unveiled commercial structure, steadfast commitment to investing in research and development (R&D), efficient global operations network and flexibility to pursue strategic business development opportunities, Actavis is positioned better than ever to continue delivering double-digit organic growth in 2014 and the years beyond,” concluded Mr. Bisaro.

Actavis’ January 31, 2014 Investor Day meeting is being webcast live, and can be accessed by logging onto www.actavis.com or the following link: http://www.videonewswire.com/event.asp?id=97019. A replay of the webcast will also be available on Actavis’ Web site.

About Actavis

Actavis plc (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. Actavis has global headquarters in Dublin, Ireland and U.S. administrative headquarters in Parsippany, New Jersey, USA.

Actavis markets generic, branded generic, legacy brands and Over-the-Counter (OTC) products in more than 60 countries, and operates a global branded specialty pharmaceutical business focused in the Women’s Health, Urology, Gastroenterology and Dermatology therapeutic categories. Actavis also has a portfolio of five biosimilar products in development in Women’s Health and Oncology. Actavis Global Operations has more than 30 manufacturing and distribution facilities around the world, and includes Anda, Inc., a U.S. pharmaceutical product distributor.

For press release and other company information, visit Actavis’ Web site at http://www.actavis.com.

Forward-Looking Statement

Statements contained in this press release that refer to Actavis’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this press release. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” “preliminary” or other similar words, phrases or expressions. For instance, any statements in this press release concerning prospects related to Actavis’ strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actavis’ performance, at times, will differ from its estimates, goals and expectations. Actual results may differ materially from Actavis’ current estimates and expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the inherent uncertainty associated with financial projections; variability of revenue mix between Actavis’ Pharma, Specialty Brands, and Distribution business units; successful integration of strategic acquisitions and the ability to recognize the anticipated synergies and benefits of such acquisitions; the difficulty of predicting the timing and outcome of pending or future litigation and government investigations and risks that an adverse outcome in such litigation or investigations could render Actavis liable for substantial damages or penalties; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; market acceptance of and continued demand for Actavis’ products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; risks that resolution of patent infringement litigation through settlement could result in investigations or actions by private parties or government authorities or agencies; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis plc’s Quarterly Report on Form 10-Q for the year ended September 30, 2013 and from time to time in Actavis’ other investor communications . Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.

Trademarks noted in this press release are the property of their respective registered owners.

The following table presents a reconciliation of forecasted net income for the twelve months ended December 31, 2014 to non-GAAP net income and non-GAAP earnings per diluted share:

	Forecast for Twelve Months Ending December 31, 2014
	Low	High
GAAP to Non-GAAP net income calculation

GAAP net income	$456	$544
Adjusted for:
Amortization	1,649	1,649
Global supply chain initiative	40	40
Acquisition and licensing charges	341	341
Interest accretion on contingent liability	20	20
Non-cash impairment charges and asset sales	—	—
Non-recurring (gains) losses and early retirement of debt	(50)	(50)
Legal settlements	—	—
Income taxes on items above	(245)	(245)

Adjusted Non-GAAP net income	2,212	2,300

Diluted earnings per share

Earnings per share - GAAP	$2.60	$3.10

Diluted earnings per share - Non-GAAP	$12.60	$13.10

Basic weighted average common shares outstanding	175.5	175.5

Diluted weighted average common shares outstanding	175.5	175.5

The reconciliation table is based in part on management’s estimate of non-GAAP net income for the year ending December 31, 2014. Actavis expects certain known GAAP charges for 2014, as presented in the schedule above. Other GAAP charges that may be excluded from non-GAAP net income are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.

The following table presents a reconciliation of forecasted GAAP net income for the twelve months ended December 31, 2014 to adjusted EBITDA:

	Forecast for Twelve Months Ending December 31, 2014
	Low	High
GAAP net income	$456	$544
Plus:
Interest expense	295	295
Interest income	(2)	(2)
Provision for income taxes	205	221
Depreciation (includes accelerated depreciation)	204	204
Amortization	1,649	1,649

EBITDA	2,807	2,911

Adjusted for:
Global supply chain initiative	3	3
Acquisition and licensing charges	341	341
Non-cash impairment charges and asset sales	—	—
Non-recurring (gains) losses and early retirement of debt	(50)	(50)
Legal settlements	—	—
Share-based compensation	50	50

Adjusted EBITDA	$3,151	$3,255

The reconciliation table is based in part on management’s estimate of adjusted EBITDA for the year ended December 31, 2014. Actavis expects certain known GAAP charges for 2014, as presented in the schedule above. Other GAAP charges that may be excluded from adjusted EBITDA are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown. These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.

The following table presents a reconciliation of forecasted Actavis Pharma GAAP SG&A as a percentage of revenues for the 12 months ended December 31, 2014 to Non-GAAP SG&A as a percentage of revenues:

	Forecast for Twelve Months Ending December 31, 2014
	Low	High
Actavis Pharma GAAP SG&A % of Revenue	21.7%	23.2%
Adjusted for:
Acquisition and licensing charges	0.7%	0.7%

Actavis Pharma Non-GAAP SG&A % of Revenue	21.0%	22.5%

The following table presents a reconciliation of forecasted Actavis Pharma GAAP Gross Margin percentage to Non-GAAP Gross Margin percentage:

	Forecast for Twelve Months Ending December 31, 2014
	Low	High
Actavis Pharma GAAP Gross Margin %	59.8%	62.8%
Adjusted for:
Global supply chain charges	0.5%	0.5%
Acquisition and licensing charges	2.7%	2.7%

Actavis Pharma Non-GAAP Gross Margin %	63.0%	66.0%